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                                                                  EXHIBIT 99.2

                                 COLDWATER CREEK INC.
                           NOTICE OF GRANT OF STOCK OPTION

         Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Coldwater Creek Inc. (the "Corporation"):

         OPTIONEE: ___________________________________________________________

         GRANT DATE: _________________________________________________________

         VESTING COMMENCEMENT DATE: __________________________________________

         EXERCISE PRICE:  $ ________________________________________ per share

         NUMBER OF OPTION SHARES: _____________________________________ shares

         EXPIRATION DATE: ____________________________________________________

         TYPE OF OPTION: ________ Incentive Stock Option

                         ________ Non-Statutory Stock Option

         EXERCISE SCHEDULE: The Option shall become exercisable for the Option Shares in a series of four (4) successive equal annual installments upon Optionee's completion of each year of Service over the four (4)- year period measured from the Vesting Commencement Date. In no event, however, shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

         Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Coldwater Creek Inc. 1996 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached as Exhibit A.

         Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

         NUMBER OF OPTION SHARES SUBJECT TO REDUCTION. The Number of Option Shares specified in this Notice is at a level which the Plan Administrator considered commensurate with Optionee's position and compensation with the Corporation as of the Grant Date of the Option. In the event that Optionee's position with the Corporation is changed for any reason to a position of less responsibility and compensation (the "Change"),

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the Plan Administrator may, in its sole discretion, reduce the number of
Option Shares that are subject to the Option but have not yet become exercisable in accordance with the Exercise Schedule, effective as of the time of the Change. In such event, the Option shall remain outstanding with respect to such lesser number of Option Shares, and shall continue to be governed by the terms of the Option as evidenced by the Stock Option Agreement attached hereto as Exhibit A. The Exercise Schedule shall remain in place, provided, however, that each installment of Option Shares scheduled to become exercisable after the effective date of the Change shall be reduced proportionately to reflect the new reduced number of Option Shares subject to the Option. Optionee shall be notified of the reduction in the aggregate number of Option Shares and of the reduced number of Option Shares which shall become exercisable pursuant to each installment under the Exercise Schedule. Immediately upon the Change, Optionee shall lose all rights and entitlement with respect to the number of Option Shares by which the Option is reduced.

         NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

         DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

____________________, 199_
    Date

                                      COLDWATER CREEK INC.

                                      By:    _________________________________

                                      Title: _________________________________

                                      ________________________________________
                                       OPTIONEE

                                      Address: _______________________________

                                      ________________________________________


ATTACHMENT
EXHIBIT A:  STOCK OPTION AGREEMENT
EXHIBIT B:  PLAN SUMMARY AND PROSPECTUS



                                       2.



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                                      EXHIBIT A

                                STOCK OPTION AGREEMENT




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                                      EXHIBIT B

                             PLAN SUMMARY AND PROSPECTUS